THIRD AMENDMENT TO THE
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
       FIFTH THIRD FUNDS, ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B,
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

        This Third Amendment (this "Amendment") dated as of November 23, 2009 is between FIFTH THIRD FUNDS, (the "Trust") a Massachusetts business trust, on behalf of its series as listed on Schedule B, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each such series a "Fund" and collectively the "Funds"), and STATE STREET BANK AND TRUST COMPANY ("State Street"), acting either directly or through its subsidiaries or affiliates.

        Reference is made to a Securities Lending Authorization Agreement dated May 8, 2007 between the Funds and State Street as amended and in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Fund, and no Fund shall be responsible or liable for any of the obligations of any other Fund under the Agreement or otherwise, notwithstanding anything to the contrary contained herein.

        WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

        NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.      Amendment.
        ----------
        (a) Section 15 of the Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

        "15. Continuing Agreement and Termination.

        It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Trust on behalf of one or more Funds may at any time terminate this Agreement upon sixty (60) days' written notice to State Street to that effect; provided, however, that in the event of Exigent Market Circumstances, the Trust may terminate this Agreement upon 5 days' written notice to State Street to that effect. State Street may at any time terminate this Agreement upon five (5) business days' written notice to the Funds to that effect. Following a termination by either party, (a) no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

        "Exigent Market Circumstances" means any day in which the Chicago Board Options Exchange Volatility Index ("VIX") is [60] or higher."

        b) Schedule B of the Agreement is hereby deleted in its entirety and Schedule B attached hereto is inserted in place thereof.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

4. Effective Date. This Third Amendment is effective as of the date first written above. IN WITNESS WHEREOF, the parties hereto execute the above Amendment by affixing their signatures below.

FIFTH THIRD FUNDS, on behalf of its                STATE STREET BANK AND
series as listed on Schedule B, severally          TRUST COMPANY
and not jointly

By: Richard B. Ille                                By:
   --------------------------                         --------------------------

Name: Richard B. Ille                              Name:
     ------------------------                           ------------------------

Title: Vp                                          Title:
      -----------------------                            -----------------------

                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 8th day of May, 2007 between FIFTH THIRD
FUNDS, on behalf of its respective series as listed on SCHEDULE B, severally and not jointly, and STATE STREET BANK AND TRUST COMPANY, as amended.

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FUND NAME                                         TAXPAYER IDENTIFICATION NUMBER
--------------------------------------------------------------------------------
Fifth Third Strategic Income Fund                 34-1459814
--------------------------------------------------------------------------------
Fifth Third Total Return Bond Fund                23-2689351
--------------------------------------------------------------------------------
Fifth Third Short Term Bond Fund                  04-3165401
--------------------------------------------------------------------------------
Fifth Third High Yield Bond Fund                  20-3795171
--------------------------------------------------------------------------------
Fifth Third All Cap Value Fund                    34-1621813
--------------------------------------------------------------------------------
Fifth Third Micro Cap Value Fund                  34-1868835
--------------------------------------------------------------------------------
Fifth Third Small Cap Growth Fund                 04-3165405
--------------------------------------------------------------------------------
Fifth Third Mid Cap Growth Fund                   25-1685684
--------------------------------------------------------------------------------
Fifth Third Quality Growth Fund                   25-1688757
--------------------------------------------------------------------------------
Fifth Third Equity Index Fund                     04-3165402
--------------------------------------------------------------------------------
Fifth Third Small Cap Value Fund                  57-1149540
--------------------------------------------------------------------------------
Fifth Third International Equity Fund             25-1738419
--------------------------------------------------------------------------------
Fifth Third Disciplined Large Cap Value Fund      31-1485364
--------------------------------------------------------------------------------
Fifth Third Dividend Growth Fund                  31-1581327
--------------------------------------------------------------------------------